Exhibit 99.2

WESTLAKE CHEMICAL CORPORATION

Unaudited Pro Forma Combined Financial Statements

As of September 30, 2006 and

For the nine months ended September 30, 2006 and year ended December 31, 2005

WESTLAKE CHEMICAL CORPORATION

PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2006

(Unaudited)

	Historical		Pro Forma
	Westlake Chemical Corporation	Longview Businesses	Pro Forma Adjustments		Combined
	(in thousands of dollars)
ASSETS
Current assets
Cash and cash equivalents	$202,824	$—	$(135,872	)(A1)	$66,952
Short-term investments	100,275	—	(100,275	)(A1)	—
Accounts receivable, net	335,063	71,512	(71,512	)(A2)	335,063
Inventories, net	312,928	85,147	(16,016	)(A3)	382,059
Prepaid expenses and other current assets	9,512	2,224	—		11,736
Deferred income taxes	13,040	—	—		13,040

Total current assets	973,642	158,883	(323,675)		808,850

Property, plant and equipment, net	909,532	87,975	66,840	(A4)	1,064,347
Equity investment	26,347	—	—		26,347
Other assets, net	62,581	3,640	63,510	(A5)	129,731

Total assets	$1,972,102	$250,498	$(193,325)		$2,029,275

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$145,033	$10,645	—		$155,678
Accrued liabilities	124,920	—	—		124,920

Total current liabilities	269,953	10,645	—		280,598

Long-term debt	260,135	—	—		260,135
Deferred income taxes	230,757	18,635	$27,874	(A6)	277,266
Other liabilities	38,956	19	—		38,975

Total liabilities	799,801	29,299	27,874		856,974

Commitments and contingencies
Stockholders’ equity
Common stock	652	—	—		652
Additional paid-in capital	426,653	—	—		426,653
Retained earnings	743,135	221,199	(221,199	)(A7)	743,135
Minimum pension liability, net of tax	(1,976)	—	—		(1,976)
Cumulative translation adjustment	3,837	—	—		3,837

Total stockholders’ equity	1,172,301	221,199	(221,199)		1,172,301

Total liabilities and stockholders’ equity	$1,972,102	$250,498	$(193,325)		$2,029,275

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

WESTLAKE CHEMICAL CORPORATION

PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

(Unaudited)

	Historical		Pro Forma
	Westlake Chemical Corporation	Longview Businesses	Pro Forma Adjustments		Combined
	(in thousands of dollars, except per share data)
Net sales	$1,960,463	$569,281	—		$2,529,744
Cost of sales	1,595,017	493,644	$488	(B)	2,086,501
			(1,533	)(C)
			(1,115	)(D)

Gross profit	365,446	75,637	2,160		443,243
Selling, general and administrative expenses	60,703	18,310	1,018	(E)	80,031
Research and development expenses	—	3,901	—		3,901

Income from operations	304,743	53,426	1,142		359,311
Other income (expense)
Interest expense	(13,356)	—	—		(13,356)
Debt retirement cost	(25,853)	—	—		(25,853)
Other income, net	8,657	—	—		8,657

Income before income taxes	274,191	53,426	1,142		328,759
Provision for income taxes	94,029	19,493	315	(F)	113,837

Net income	$180,162	$33,933	$827		$214,922

Earnings per common share:
Basic	$2.77				$3.30

Diluted	$2.76				$3.29

Weighted average shares outstanding:
Basic	65,110,448				65,110,448
Diluted	65,234,840				65,234,840

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

WESTLAKE CHEMICAL CORPORATION

PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

(Unaudited)

	Historical		Pro Forma
	Westlake Chemical Corporation	Longview Businesses	Pro Forma Adjustments		Combined
	(in thousands of dollars, except per share data)
Net sales	$2,441,105	$681,869	—		$3,122,974
Cost of sales	1,997,474	575,187	$650	(G)	2,559,548
			(1,923	)(H)
			(11,840	)(I)

Gross profit	443,631	106,682	13,113		563,426
Selling, general and administrative expenses	76,598	28,151	1,358	(J)	106,107
Research and development expenses	—	5,701	—		5,701

Income from operations	367,033	72,830	11,755		451,618
Other income (expense)
Interest expense	(23,717)	—	—		(23,717)
Debt retirement cost	(646)	—	—		(646)
Other income, net	2,658	—	—		2,658

Income before income taxes	345,328	72,830	11,755		429,913
Provision for income taxes	118,511	26,781	3,923	(K)	149,215

Net income	$226,817	$46,049	$7,832		$280,698

Earnings per common share:
Basic	$3.49				$4.32

Diluted	$3.48				$4.30

Weighted average shares outstanding:
Basic	65,008,253				65,008,253
Diluted	65,251,109				65,251,109

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

WESTLAKE CHEMICAL CORPORATION

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

NOTE 1. Basis of Presentation

On November 30, 2006, Westlake Chemical Corporation (the “Company”) acquired the polyethylene and Epolene® polymer businesses of Eastman Chemical Company (“Eastman”) headquartered in Longview, Texas, related assets and a 200-mile ethylene pipeline from Mt. Belvieu, Texas to Longview, Texas (“Longview Businesses”) for cash. Working capital assets other than inventory were not included in the acquisition.

The accompanying unaudited pro forma combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical consolidated financial statements of the Company and the historical combined financial statements of the Longview Businesses after giving effect to the adjustments described below.

The unaudited pro forma combined financial statements are prepared using the purchase method of accounting, with the Company treated as the acquirer. The unaudited combined financial statements reflect, on a pro forma basis, the combined statements of operations for the nine month period ended September 30, 2006 and for the year ended December 31, 2005 presented as if the acquisition of the Longview Businesses had been consummated as of January 1, 2005, the beginning of the Company’s 2005 fiscal year, and the combined balance sheet as of September 30, 2006 presented as if the acquisition had been consummated on September 30, 2006. These unaudited pro forma financial statements should be read in conjunction with (a) the December 31, 2005 financial statements of the Company included in the annual report on Form 10-K for the fiscal year ended December 31, 2005 and the September 30, 2006 financial information of the Company included in the quarterly report on Form 10-Q for the quarterly period ended September 30, 2006, and (b) the historical combined financial statements of the Longview Businesses included elsewhere in this Form 8-K.

Under the purchase method of accounting, the assets and liabilities of the Longview Businesses were recorded at their respective fair values as of the date of the acquisition, November 30, 2006. The Company has obtained preliminary third-party valuations of property, plant and equipment, intangible assets and certain other assets. The values of certain assets and liabilities are based on preliminary valuations, as allowed by U.S. generally accepted accounting principles, and are subject to adjustment as additional information is obtained. The Company cannot provide any assurance that such adjustments will not result in a material change.

Inventory at September 30, 2006 is recorded at the lower of cost or market. The unaudited pro forma combined financial statements have been adjusted to reflect changes in market prices subsequent to that date. As a result, the unaudited pro forma combined financial statements include an adjustment, Note 2, footnote (A3), to reduce the Longview Businesses September 30, 2006 inventory to the market value of the inventory at the date of the acquisition, November 30, 2006.

The unaudited pro forma combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the Longview Businesses acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

The accompanying unaudited pro forma combined financial statements do not give effect to any incremental costs resulting from feedstock supply agreements with Eastman or other external parties entered into as a result of the acquisition, realization of cost savings from operating efficiencies or other restructuring costs that may result from the acquisition of the Longview Businesses.

WESTLAKE CHEMICAL CORPORATION

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS – (Continued)

(Dollars in thousands, except per share data)

NOTE 2. Pro Forma Adjustments

(A)	The preliminary allocation of the purchase price to assets acquired and liabilities assumed at their estimated fair market value.

Purchase Price funded from:
Cash and cash equivalents	$135,872	(A1)
Short-term investments	100,275	(A1)

	$236,147

Preliminary estimate of fair value of identifiable net assets acquired
Longview Businesses combined equity	$221,199	(A7)
Less: receivables not acquired	(71,512	)(A2)

Longview Businesses adjusted combined equity	149,687

Adjustment of inventory	(16,016	)(A3)
Preliminary fair value adjustment of property, plant and equipment	66,840	(A4)
Preliminary fair value adjustment of identifiable intangible assets	25,313	(A5)
Preliminary estimate of tax adjustment on revaluation	(27,874	)(A6)
Goodwill	38,197	(A5)

Preliminary fair value of net assets acquired	$236,147

(A1)	Purchase consideration of $236,147, including capitalized acquisition cost of approximately $1,119.

(A2)	To eliminate the Longview Businesses receivables, as receivables were not acquired.

(A3)	To reduce the Longview Businesses inventory to the market value of the inventory at the date of the acquisition, November 30, 2006.

Amount
Adjustment required to conform the accounting policy for the Longview Businesses inventory from the last-in, first-out (“LIFO”) basis to the first-in, first-out (“FIFO”) basis utilized by the Company	$2,674
Adjustment to reduce the finished goods inventory volume from September 30, 2006 to the volume actually acquired at November 30, 2006	(1,155)
Adjustment to increase raw materials from September 30, 2006 balances to raw materials actually acquired at November 30, 2006	4,144
Adjustment to reflect the decline in fair market value of inventory occurring during the fourth quarter of 2006 as evidenced by declining sales prices during that period compared to selling prices from prior periods	(21,679)

$(16,016)

(A4)	Represents the adjustment necessary to reflect the Longview Businesses property, plant and equipment at estimated fair value.

(A5)	The pro forma adjustment reflects the Longview Businesses’ identifiable intangible assets at fair value and goodwill associated with the acquisition. Based on the preliminary allocation of the purchase price to assets acquired and liabilities assumed, the remaining unallocated purchase price was allocated to goodwill.

WESTLAKE CHEMICAL CORPORATION

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS – (Continued)

(Dollars in thousands, except per share data)

Amount
Identifiable intangible assets	$25,313
Goodwill	38,197

$63,510

The preliminary fair value and estimated lives allocated to acquired intangible assets subject to amortization and intangible assets not subject to amortization are as follows:

	Fair Value	Amortizable Life
Patents	$6,503	10
Customer relationships	17,649	13
Epolene® trade name	1,161	—

	$25,313

(A6)	To record deferred taxes based on the difference between the tax basis and the revalued book basis of the Longview Businesses assets and liabilities.

(A7)	Represents the elimination of historical shareholder’s equity of the Longview Businesses.

(B)	Amortization of the intangible asset patents over the periods specified in Note 2, footnote (A5).

(C)	Adjustment to reduce previously recorded depreciation to reflect depreciation of property, plant and equipment acquired based on estimated useful lives of 2 - 35 years.

(D)	Elimination of net income effect of the LIFO inventory accounting method.

(E)	Amortization of the intangible asset customer relationships over the periods specified in Note 2, footnote (A5).

(F)	Income taxes relating to the Longview Businesses and foregoing adjustments based on the combined federal and state statutory tax rate of 36.3%.

(G)	Amortization of the intangible asset patents over the periods specified in Note 2, footnote (A5).

(H)	Adjustment to reduce previously recorded depreciation to reflect depreciation of property, plant and equipment acquired based on estimated useful lives of 2 - 35 years.

(I)	Elimination of net income effect of the LIFO inventory accounting method.

(J)	Amortization of the intangible asset customer relationships over the periods specified in Note 2, footnote (A5).

(K)	Income taxes relating to the Longview Businesses and foregoing adjustments based on the combined federal and state statutory tax rate of 36.3%.

WESTLAKE CHEMICAL CORPORATION

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS – (Continued)

(Dollars in thousands, except per share data)

NOTE 3. Pro Forma Earnings per Share

Pro forma combined basic earnings per share are based on the Company’s historical weighted average shares outstanding of 65,110,448 and 65,008,253, and calculated using the pro forma net income for the nine month period ended September 30, 2006 and for the year ended December 31, 2005, respectively.

Pro forma combined diluted earnings per share are based on the Company’s historical weighted average shares with dilution outstanding of 65,234,840 and 65,251,109, and calculated using the pro forma net income for the nine month period ended September 30, 2006 and for the year ended December 31, 2005, respectively.